POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints any Senior Corporate Counsel of Federated Administrative Services, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission on behalf of Deutsche Family of Funds, Inc. pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE


/s/ Brian A. Lee                    President                October _ 9, 1998
---------------------------------                            --------- -
Brian A. Lee                         (Principal Executive
                                      Officer)


/s/ Joseph M. Cheung                Treasurer                October _ 9, 1998
---------------------------------                            --------- -
Joseph M. Cheung                     (Principal Financial
                                      and Accounting
                                      Officer)


/s/ Edward C. Schmults              Director                 October _ 9, 1998
---------------------------------                            --------- -
Edward C. Schmults


/s/ Robert H. Wadsworth             Director                 October _ 9, 1998
---------------------------------                            --------- -
Robert H. Wadsworth


/s/ Werner Walbroel                 Director                 October _ 9, 1998
---------------------------------                            --------- -
Werner Walbroel


/s/ Richard R. Burt                 Director                 October _ 9, 1998
---------------------------------                            --------- -
Richard R. Burt


/s/ Christian Strenger              Director                 October _ 9, 1998
---------------------------------                            --------- -
Christian Strenger


/s/ Robert R. Gambee                Secretary                October _ 9, 1998
---------------------------------                            --------- -
Robert R. Gambee


Sworn to and subscribed before me this __9__ day of October, 1998




/s/ Cheri S. Good
Notary Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires November 19, 2001
Member, Pennsylvania Association of Notaries